EXHIBIT 10.28

LEASE AGREEMENT BETWEEN

TRINET MILPITAS ASSOCIATES, LLC,

AS LANDLORD

AND

ADVANCED MEDICAL OPTICS, INC.,

AS TENANT

DATED FEBRUARY 9, 2007

510 COTTONWOOD DRIVE, MILPITAS, CALIFORNIA

BASIC LEASE INFORMATION

Effective Date:	February 9, 2007

Landlord:	TriNet Milpitas Associates, LLC, a Delaware limited liability company

Tenant:	Advanced Medical Optics, Inc., a Delaware corporation

Premises:

The “Premises”, containing for purposes of this Lease approximately 180,086 square feet, are located at 510 Cottonwood Drive, Milpitas, California, are outlined on the plan attached to this Lease as Exhibit A, and consist of the real property described in Exhibit B, together with the partial two-story office/research and development building located thereon (the “Building”), and the driveways, parking facilities, and all other improvements and easements associated with the foregoing or the operation thereof.  Landlord and Tenant stipulate that the number of square feet in the Premises set forth above is conclusive and shall be binding upon them.

Term:

One Hundred Twenty (120) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date, subject to extension and earlier termination as provided in the Lease.

Commencement Date:	July 1, 2007, subject to possible extension for “Landlord Delays” and “Force Majeure Delays” as and to the extent set forth in Exhibit D.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Monthly Basic Rent
1 - 12	$56,034.40
13 - 24	$67,241.28
25 - 36	$100,848.16
37 - 48	$115,255.04
49 - 60	$129,661.92
61 - 72	$144,068.80
73 - 84	$158,475.68
85 - 96	$172,882.56
97 - 108	$187,289.44
109 - 120	$201,696.32

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:	Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance Costs.

i

Prepaid Rent:	$85,452.46.

Security Deposit:	$140,000.00.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office, research and development, manufacturing, assembly, warehousing and other legal uses directly related to the foregoing.

Tenant’s Proportionate Share:	Tenant’s Proportionate Share shall be as follows: (a) 77.79% for Lease Months 1 — 24, subject to Section 11(g)(2) below; and (b) 100% for the remainder of the Term (including any extensions thereof).

Initial Liability Insurance Amount:	$3,000,000 per occurrence and aggregate.

Tenant’s Address:	Prior to Commencement Date: Advanced Medical Optics, Inc. 1700 East St. Andrews Place Santa Ana, California 92705 Attention: Mr. Jamie Hardenbergh Telephone: 714-247-8200 Telecopy: 714-247-8722	Following Commencement Date: Advanced Medical Optics, Inc. 1700 East St. Andrews Place Santa Ana, California 92705 Attention: Mr. Jamie Hardenbergh Telephone: 714-247-8200 Telecopy: 714-247-8722

	With a copy to: Advanced Medical Optics, Inc. 1700 East St. Andrews Place Santa Ana, California 92705 Attention: General Counsel	With a copy to: Advanced Medical Optics, Inc. 1700 East St. Andrews Place Santa Ana, California 92705 Attention: General Counsel

With a copy to: Advanced Medical Optics, Inc. 510 Cottonwood Drive Milpitas, California Attn: Mr. Chris Carr

Landlord’s Address:

TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
One Embarcadero Center
Suite 3300
San Francisco, California 94111
Attention:  Asset Management - 510
Cottonwood Drive, Milpitas, California
Telephone: 415-391-4300
Facsimile: 415-391-6259

with a copy to:
TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York  10036
Attention:  COO - 510 Cottonwood Drive,
Milpitas, California
Telephone: 212-930-9400

Facsimile: 212-930-9494

with a copy to:
TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
3480 Preston Ridge Road, Suite 575
Alpharetta, Georgia 30005
Attention: Director of Lease Administration -  510 Cottonwood Drive, Milpitas, California

Telephone:678-297-0100
Facsimile:   678-297-0101

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	TRINET MILPITAS ASSOCIATES, LLC, a Delaware limited liability company

	By:	TriNet Realty Investors II, Inc., a Maryland corporation

		By:	/s/ ERICH STIGER
		Name:	Erich Stiger
		Title:	Senior Vice President

TENANT:	ADVANCED MEDICAL OPTICS, INC., a Delaware corporation

	By:	/s/ JAMES V. MAZZO
	Name:	Jim Mazzo
	Title:	Chairman, President and CEO

v

	(b)	No Subrogation	12
	(c)	Indemnity	12

13.	Subordination; Attornment; Notice to Landlord’s Mortgagee		13
	(a)	Subordination	13
	(b)	Attornment	13
	(c)	Notice to Landlord’s Mortgagee	13
	(d)	Landlord’s Mortgagee’s Protection Provisions	14

14.	Rules and Regulations		14

15.	Condemnation		14
	(a)	Total Taking	14
	(b)	Partial Taking — Tenant’s Rights	14
	(c)	Partial Taking — Landlord’s Rights	14
	(d)	Temporary Taking	15
	(e)	Award	15
	(f)	Repair	15

16.	Fire or Other Casualty		15
	(a)	Repair Estimate	15
	(b)	Tenant’s Rights	15
	(c)	Landlord’s Rights	15
	(d)	Repair Obligation	16
	(e)	Abatement of Rent	16
	(f)	Exclusive Remedy	16

17.	Personal Property Taxes		17

18.	Events of Default		17
	(a)	Payment Default	17
	(b)	Abandonment	17
	(c)	Estoppel	17
	(d)	Insurance	17
	(e)	Mechanic’s Liens	17
	(f)	Other Defaults	17
	(g)	Insolvency	17

19.	Remedies		18
	(a)	Continuance of Lease in Effect	18
	(b)	Termination of Lease	18
	(c)	Election to Terminate or Continue	18
	(d)	Rights and Remedies Upon Termination	18
	(e)	Landlord’s Default and Tenant’s Remedies	19

20.	Non-Waiver; Cumulative Remedies		19
	(a)	No Waiver	19
	(b)	Cumulative Remedies	20

21.	Intentionally Omitted		20

22.	Surrender of Premises		20

23.	Holding Over		20

24.	Certain Rights Reserved by Landlord		21
	(a)	Building Operations	21
	(b)	Security	21
	(c)	Prospective Purchasers and Lenders	21
	(d)	Prospective Tenants	21

25.	Intentionally Omitted		21

26.	Miscellaneous		21
	(a)	Landlord Transfer	21
	(b)	Landlord’s Liability	21
	(c)	Brokerage	22
	(d)	Estoppel Certificates	22
	(e)	Notices	22
	(f)	Separability	22
	(g)	Amendments; Binding Effect	22
	(h)	Quiet Enjoyment	22
	(i)	No Merger	23
	(j)	No Offer	23
	(k)	Entire Agreement	23
	(l)	Waiver of Jury Trial	23
	(m)	Governing Law	23
	(n)	Recording	23
	(o)	Water or Mold Notification	23
	(p)	Joint and Several Liability	23
	(q)	Financial Reports	23
	(r)	Landlord’s Fees	24
	(s)	Telecommunications	24
	(t)	Confidentiality	24
	(u)	Authority	24
	(v)	Security Service	24
	(w)	Intentionally Omitted	24
	(x)	Prohibited Persons and Transactions	25
	(y)	List of Exhibits	25
	(z)	Attorneys Fees	25

27.	Environmental Requirements		25
	(a)	Prohibition against Hazardous Materials	25
	(b)	Environmental Requirements	25
	(c)	Removal of Hazardous Materials	26
	(d)	Tenant’s Indemnity	26
	(e)	Inspections and Tests	26
	(f)	Tenant’s Financial Assurance in the Event of a Breach	27

28.	Parking		27

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the Effective Date between TRINET MILPITAS ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (“Tenant”).

1.             Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s structural roof elements, footings, foundation, and structural portions of exterior load-bearing walls (expressly excluding any painting, sealing or other surface maintenance); “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting the Premises (provided that any private restrictive covenants that become effective after the Effective Date and materially affect the Premises or Tenant’s use thereof shall be subject to Tenant’s prior approval, which shall not be unreasonably withheld, conditioned or delayed), and “Law” means any of the foregoing; and “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests, and invitees.

2.             Lease Grant.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.             Tender and Acceptance of Possession. Landlord shall tender possession of the Premises to Tenant on the Effective Date for performance of the Work by Tenant as provided in Exhibit D hereto.  Subject to the terms and conditions of this Section 3, Landlord shall deliver the Premises in good working condition (with all mechanical, electrical, plumbing, life safety, roll-up doors, walkways, parking lots and driveways in good working and operable condition, and the roof water tight), “broom clean”, and free of any personal property of prior tenants.  Access to, and use and occupancy of, the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent, provided that Tenant shall be solely responsible for the costs of utilities and other costs directly related to Tenant’s access, use and occupancy of the Premises prior to the Commencement Date, including for performance of the Work (the “Early Occupancy Costs”).  Tenant formally accepts the Premises as of the Effective Date and acknowledges that the Premises and all components thereof are in good working condition (including with all mechanical, electrical, plumbing, life safety, roll-up doors, walkways, parking lots and driveways in good working and operable condition, and the roof water tight), “broom clean”, and free of any personal property of prior tenants, except only that Landlord shall repair or replace, at no cost (as an Operating Expense or otherwise) to Tenant, any components of the Building’s Systems which (a) are not in good working condition for reasons other than the acts or omissions of a Tenant Party (including any alterations of the applicable Building’s Systems by or on behalf of a Tenant Party) and (b) Tenant, acting reasonably and in good faith, specifically identifies and describes as not being in good working condition in a written notice, together with reasonable supporting documentation, delivered to Landlord within ninety (90) days after the Effective Date (the “Warranty Period”), it being understood that, except for any components of the Building’s Systems so identified and described by Tenant during the Warranty Period, the Building’s Systems and the Premises shall be conclusively deemed to have been delivered to Tenant in good working condition, with the roof in watertight condition, and otherwise in the condition called for hereunder, and Landlord shall have no repair or replacement obligations with respect thereto (except for Landlord’s ongoing maintenance and repair obligations to the extent expressly set forth in Sections 7, 15 and 16 below).  To the extent in Landlord’s possession and assignable (it being understood that Landlord shall not be obligated to incur any costs in connection with any such assignment), Landlord shall assign to Tenant, on a non-exclusive basis, any warranties and/or service contracts related to the Building’s Systems or other items Tenant is responsible to maintain under this Lease; provided, however, that to the extent (1) such warranties or contracts are not assignable to Tenant or (2) Tenant elects not to pay all costs charged by the service provider under such warranties or service contracts to effect the assignment, Landlord shall promptly upon request by Tenant use commercially reasonable efforts to enforce such warranties and contracts for the benefit of Tenant, and the costs incurred by Landlord in connection therewith shall be part of Operating Expenses.  Landlord represents and warrants that (i) it holds fee title to the Premises and has the right to enter into this Lease and (ii) there are no Mortgages (defined below) currently encumbering the Premises.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3 AND IN SECTION 27, LANDLORD DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS LEASE, AND LANDLORD SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS LEASE, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PREMISES, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISION, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3 AND IN SECTION 27, LANDLORD MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PREMISES.  TENANT AGREES THAT, WITH RESPECT TO THE PREMISES, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3 AND IN SECTION 27, TENANT HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF LANDLORD.  EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS LEASE (INCLUDING LANDLORD’S ONGOING MAINTENANCE AND REPAIR OBLIGATIONS TO THE EXTENT EXPRESSLY SET FORTH IN SECTIONS 7, 15 AND 16 BELOW), LANDLORD SHALL LEASE TO TENANT, AND TENANT SHALL ACCEPT, THE PREMISES “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PREMISES BY LANDLORD OR ANY THIRD PARTY.

                4.             Rent.

(a)           Payment.  Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check at Landlord’s address provided for in this Lease or at such other address specified in writing to Tenant by Landlord.  The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Basic Rent, adjusted as herein provided, shall be payable monthly in advance.  The “Prepaid Rent” set forth in the Basic Lease Information shall be payable contemporaneously with the execution of this Lease and shall be applied to first installment(s) of Rent due under this Lease; thereafter, Basic Rent shall be payable on the first day of each calendar month of the Term.  The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)           Operating Costs, Taxes and Insurance Costs.  Tenant shall pay Operating Costs, Taxes and Insurance Costs in accordance with Exhibit G and Exhibit H hereto.

                5.             Delinquent Payment; Handling Charges.  All payments required of Tenant hereunder that are not paid within five days after their due date shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  In no event, however, shall the charges permitted under this Section 4(b) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence during a 12-month period) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

                6.             Security Deposit.  Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein).  Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or to compensate Landlord for any damages due to an Event of Default by Tenant.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute  Following any such application of the Security Deposit, Tenant shall pay to Landlord within ten (10) days after Tenant’s receipt of Landlord’s written demand the amount so applied in order to restore the Security Deposit to its original amount.  Landlord shall, within 60 days after the expiration or earlier termination of the Term and Tenant’s surrender of the Premises, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary).  The Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord shall assign the Security Deposit to the transferee in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, and Landlord thereafter shall have no further liability for the return of the Security Deposit.  The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

                7.             Landlord’s Maintenance Obligations.  Landlord’s maintenance obligations are limited to the obligations specifically set forth in this Section 7.

(a)           Warranty Period Work.  Landlord shall, as and to the extent required under Section 3 above, repair all components of the Building’s Systems which Tenant specifically identifies and describes as not being in good working condition or repair in a written notice delivered to Landlord prior to the expiration of the Warranty Period.  Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Expenses.

(b)           Building’s Structure.  Subject to Tenant’s obligations under Section 10(b), Landlord shall repair and maintain the Building’s Structure.  The Building’s Structure does not include exterior surfaces, roof membranes, skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment or any other items not expressly set forth in Section 1 above as being part of the Building’s Structure, all of which shall be maintained, repaired and replaced, as necessary, by Tenant.  Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Expenses.

(c)           Water and Sewer Mains.  Landlord shall repair and maintain the water and sewer mains serving the Premises up to the points of common connection.  Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Expenses.

(d)           Exterior Compliance with Laws.  Subject to Tenant’s obligations under Section 10(b), Landlord shall make any modifications, alterations or improvements to the exterior portions of the Premises required by Laws in effect and as interpreted as of the Effective Date.  Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Expenses.

(e)           Outside Areas, Landscaping, Etc.  Landlord shall maintain the areas of the Premises outside the Building, including landscaping and general property management duties, and the costs thereof shall be part of Operating Costs; in addition, Tenant shall pay to Landlord a property management fee equal to two and one-half percent (2.5%) of the Basic Rent payable by Tenant under this Lease, and such property management fee shall be payable 100% by Tenant notwithstanding Tenant’s Proportionate Share during the first two years of the Term.  Notwithstanding the foregoing, but subject to Section 8(f) below, at any time during the Term, Tenant may elect by written notice to Landlord to take over all of Landlord’s obligations under this Section 7(e), in which event starting on the first day of the second full calendar month following delivery of such notice, (i) Tenant shall be responsible, at Tenant’s sole cost and expense, to perform all of the obligations under this Section 7(e) (it being understood that such costs shall not be part of Operating Expenses and that Tenant shall be responsible for 100% of such costs), (ii) Landlord shall have no further obligations under this Section 7(e), and (iii) the property management fee shall be reduced to one percent (1%) of the Basic Rent payable by Tenant under this Lease.  Notwithstanding the foregoing, any work which is required under this Section 7(e) but which constitutes a Major Capital Expenditure under Paragraph 4 of Exhibit G shall be paid for and performed as provided thereunder.

(f)            Air Handler Replacement.  Landlord shall replace the seven (7) existing air handler units and related system components in the Building in accordance with plans which are appropriate for a standard research and development buildout and otherwise reasonably acceptable to Landlord and Tenant.  The cost of such work shall be initially borne by Landlord, but (i) the cost up to one $1,000,000.00 shall be shared by Landlord and Tenant in proportions equal to the relationship between the length of the remaining Term (including any Extension Period if the applicable option to extend is then or thereafter exercised by Tenant) and the length of the useful life of the new air handler units (which useful life is eighteen (18) years), and (ii) any cost in excess of $1,000,000.00 shall be paid entirely by Tenant on an amortized basis over the remaining portion of the initial Term but only if and to the extent that the total amount of any such excess cost was approved in advance by Tenant prior to the landlord’s performance of the work.  Upon completion of such work, Tenant shall pay its portion of the cost on an amortized basis over the remaining months of the Term, as provided in the immediately preceding sentence, using the Amortization Interest Rate (as defined in Paragraph 4 of Exhibit G), along with Basic Rent, as part of Operating Costs, provided that such portion shall be payable 100% by Tenant notwithstanding Tenant’s Proportionate Share during the first two years of the Term.  Notwithstanding anything to the contrary in this Lease, including the provisions of Section 3 regarding the Warranty Period, Landlord shall have no obligations with respect to the maintenance, repair or replacement of the air handler units and related system components, except as expressly set forth in this Section 7(f), as well as Landlord’s obligations under Section 3 (concerning the assignment for the benefit of Tenant of all warranties and/or service contracts related to the air handler units), Section 15 (relating to the repair/replacement of any damage to the air handler units caused by a condemnation), and Section 16 (relating to the repair/replacement of any damage to the air handler units caused by a casualty).

                 Notwithstanding anything to the contrary in this Section 7 or elsewhere in this Lease (but subject to the waiver of subrogation provisions set forth in Section 12(b), as applicable), Landlord shall not be responsible for the payment or performance of any maintenance, repair or replacement work (i) unless and until Tenant notifies Landlord of the need therefor in writing, (ii) which is required by Laws and is Tenant’s responsibility under Section 10(b) below, (iii) which arises from any damage caused by the acts or omissions of any Tenant Party or failure to comply with Tenant’s obligations under this Lease, (iv) which is performed at Tenant’s request as an elective or upgrade item, or (v) to the extent such work requires that any costs be incurred and/or any specialized consultants be hired, which costs would not be incurred or which consultants would not be hired were it not for the existence of any improvement, alteration or other item constructed or installed in the Premises for Tenant’s particular and unique use of the Premises (including as part of the Work).

8.             Improvements; Alterations; Tenant’s Maintenance and Repair Obligations.

                (a)           Improvements; Alterations.

(1)           In General.  Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and by engineers, contractors and subcontractors which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a).  No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any alteration or addition that would materially adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the provision of services to other Building occupants, if applicable.  Except as expressly provided in Section 8(g) below, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of  the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Whenever Landlord’s consent or approval is required under this Section 8, if Landlord fails to respond to Tenant in writing within fifteen (15) days after receipt of a specific, written request from Tenant, and such failure continues for more than ten (10) days after receipt of a second specific, written request from Tenant (which second requests states the following in bold, capital letters:  “THIS IS THE SECOND REQUEST FOR LANDLORD’S APPROVAL PURSUANT TO SECTION 8(a)(1) OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND WITHIN TEN (10) DAYS WILL BE DEEMED LANDLORD’S APPROVAL OF THE ITEMS IN QUESTION”), then Landlord shall be deemed to have granted its consent or approval to such request.  All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.  All alterations, additions and improvements made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such alterations, additions or improvements.  Notwithstanding the foregoing:  (a) Tenant shall not be required to remove any alterations, additions or improvements which, in Landlord’s reasonable estimation, constitute generic and customary office improvements and which are approved by Landlord as and to the extent required under this Lease; and (b) upon Tenant’s specific, written request at the time it seeks Landlord’s approval of any alteration, addition or improvement (including the Work), Landlord agrees to indicate in writing whether such alteration, addition or improvement constitutes generic and customary office improvements and, if not, whether Landlord will require such alteration, addition or improvement to be removed upon the expiration or earlier termination of this Lease, and if Landlord fails to indicate a requirement that such alteration, addition or improvement be removed, and such failure continues for more than ten (10) days after receipt of a second specific, written request from Tenant (which second requests states the following in bold, capital letters:  “THIS IS THE SECOND REQUEST FOR LANDLORD’S REMOVAL DETERMINATION PURSUANT TO SECTION 8(a)(1) OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND WITHIN TEN (10) DAYS WILL RESULT IN NO REQUIREMENT THAT TENANT REMOVE THE ITEMS IN QUESTION”), then Tenant shall not be required to remove such alteration, addition or improvement.  Notwithstanding the foregoing, except to the extent otherwise indicated  on the preliminary plans identified on Schedule 1 attached to Exhibit D, Tenant shall not be required to remove any portions of the Work, so long as such portions of the Work are constructed strictly in accordance with all Laws, with such preliminary plans and the Working Drawings based on those preliminary plans and approved by Landlord in accordance with Exhibit D.

(2)           Minor Alterations.  Notwithstanding Section 8(a)(1) above, Tenant, without Landlord’s prior written consent (but subject to the other terms and conditions of this Section 8, including Section 8(c) below), shall be permitted to make alterations to the Premises that do not affect the Building’s  Structure, do not materially affect the Building’s Systems and do not materially affect the appearance of the Building viewed from the exterior, provided that: (a) such alterations do not exceed $50,000 individually or $150,000 in the aggregate; (b) Tenant shall timely provide Landlord the information required pursuant to Section 8(c) below; (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made; and (d) Tenant shall, upon Landlord’s request, remove the alteration at the termination of the Lease and restore the Premises to its condition prior to such alteration; provided, however, that, within ten (10) days after a specific, written request from Tenant delivered together with Tenant’s notice of completion of the alteration, Landlord agrees to indicate in writing whether Landlord will require such alteration to be removed upon the expiration or earlier termination of this Lease, and if Landlord fails to indicate within such 10-day period a requirement that such alteration, addition or improvement be removed, and such failure continues for more than ten (10) days after receipt of a second specific, written request from Tenant (which second requests states the following in bold, capital letters:  “THIS IS THE SECOND REQUEST FOR LANDLORD’S REMOVAL DETERMINATION PURSUANT TO SECTION 8(a)(2) OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND WITHIN TEN (10) DAYS WILL RESULT IN NO REQUIREMENT THAT TENANT REMOVE THE ITEMS IN QUESTION”), then Tenant shall not be required to remove such alteration.

(b)           Repairs; Maintenance.  Except as expressly set forth to be Landlord’s responsibility under Sections 7, 15 and 16, Tenant, at its sole expense, shall repair, replace and maintain in good, clean, safe, and operable condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, including entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term; provided that any item which constitutes a Major Capital Expenditure under Paragraph 4 of Exhibit G shall be paid for and performed as provided thereunder.

(c)           Performance of Work.  All work described in this Section 8, or otherwise performed by or for Tenant under this Lease, shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks and in such amounts as Landlord may reasonably require and with reputable, credit-worthy insurance companies.  Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials costing in excess of $5,000 prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises (including the Building, the Building’s Structure and the Building’s Systems) and in accordance with all approved plans for such work, if applicable.  Subject to Section 8(a)(2) above, all such work which may materially affect the Building’s Structure or the Building’s Systems must be approved by an engineer reasonably acceptable to Landlord, at Tenant’s expense, with no markup or additional fee by Landlord.  Notwithstanding anything to the contrary in this Section 8, if any work affecting the roof of the Building may or could void or reduce the warranty on the roof, then it shall be deemed reasonable for Landlord to withhold its approval of such work.

(d)           Mechanic’s Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party hereunder shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work costing in excess of $5,000.  If any mechanics or materialmans lien is filed, then Tenant shall, within fifteen days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate from the time of Landlord’s payment, shall be paid by Tenant to Landlord within ten business days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the Effective Date until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  Without limiting the generality of the foregoing, Tenant shall notify Landlord in writing no later than one (1) day after the commencement of any work or the furnishing of any materials at or to the Premises in order that Landlord shall be able timely to post and record Notices of Non-Responsibility.  Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  This indemnity provision shall survive termination or expiration of this Lease.

(e)           Janitorial Services.  Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition.  Tenant shall store all trash and garbage in receptacles and shall, at its sole expense, arrange for the regular pickup of such trash and garbage.  If Tenant fails continuously and diligently to provide janitorial services to the Premises or trash removal services in compliance with the foregoing, Landlord, in addition to any other rights and remedies available to it, may cure such failure, and Tenant shall pay to Landlord the cost thereof, together with interest thereon at the Default Rate from the time of Landlord’s payment, plus an administrative fee equal to 5% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.

(f)            Landlord’s Right to Perform Tenant’s Obligations.  If Tenant fails continuously and diligently to perform any of Tenant’s maintenance, repair and/or replacement obligations under this Lease, Landlord, in addition to any other rights and remedies available to it, may elect (but without any obligation to do so) (i) to perform such obligation(s) on a one-time basis at Tenant’s cost, including interest thereon at the Default Rate from the time of Landlord’s payment, or (ii) to take over the performance of such obligation(s) for some or all of the remainder of the Term at Tenant’s cost, including an additional management fee equal to three percent (3%) of such cost.  For clarity, all such costs shall be payable 100% by Tenant notwithstanding Tenant’s Proportionate Share during the first two years of the Term.

(g)           Signage.  Notwithstanding Section 8(a) above, throughout the Term, Tenant, and its permitted subtenants, affiliates and/or transferees, shall have the right to install building and monument signs on, in or about the Premises, subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, and to all applicable Laws.  Tenant shall be responsible for maintaining any such signs in good condition and shall remove such signs at the expiration or earlier termination of this Lease.  Tenant shall repair all damage to the Premises caused by the installation, maintenance or removal of such signs.

(h)           Rooftop Communications Equipment.  Tenant, or any permitted assignee or permitted subtenant, shall have the exclusive right to install and operate antennas, satellite dishes and related communications equipment on the roof of the building; provided that such equipment shall be for Tenant’s own use, shall not have a negative impact on the appearance of the Building, shall be in compliance with plans and specifications approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and with all applicable Laws, shall be in a location subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall otherwise comply with the terms and conditions of this Section 8.  Tenant shall be solely responsible for all costs related to such equipment, including the costs of designing, fabricating, engineering, permitting, installing, screening and maintaining any such equipment in good condition and shall remove all such equipment at the expiration or earlier termination of this Lease at Tenant’s sole cost and expense.  Tenant shall repair all damage to the Premises caused by the installation, maintenance or removal of such equipment.  Tenant shall not have the right to use any of the allowances provided in Exhibit D toward any of the costs related to such communications equipment.

(i)            Generator/UPS.  Tenant, or any permitted assignee of Tenant’s entire interest under this Lease, shall have the exclusive right to install and operate a backup generator in the area of the Premises outside of the Building; provided that such generator shall be for Tenant’s own use, shall not have a negative impact on the appearance of the Premises, shall be in compliance with plans and specifications approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and with all applicable Laws, shall be in a location subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall otherwise comply with the terms and conditions of this Section 8.  Tenant shall be solely responsible for all costs related to the generator, including the costs of designing, fabricating, engineering, permitting, installing, screening and maintaining the generator in good condition, provided that Tenant may use the allowances provided in Exhibit D toward the costs of acquiring and installing the generator.  If Tenant uses the allowances provided in Exhibit D toward the costs of acquiring and installing the generator, then the generator and any related items shall be the property of Landlord and shall remain at the Premises at the expiration or earlier termination of this Lease, unless Landlord requires removal by Tenant.  If Tenant does not use any of the allowances provided in Exhibit D toward the costs of acquiring and installing the generator (or if Tenant uses such allowances but Landlord nevertheless requires removal), then Tenant shall remove the generator and any related items at the expiration or earlier termination of this Lease at Tenant’s sole cost and expense, in which case the generator shall become the property of Tenant.  Tenant shall repair all damage to the Premises caused by the installation, maintenance or removal of the generator and any related items.

                9.             Utilities; Licenses and Permits.

(a)           Utilities.  Tenant shall, at its sole cost and expense, contract for and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises.  Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service.  To the extent any utility service for the Premises is submetered, the meter shall be read by Landlord or Landlord’s designee, and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, the cost of such service based on the actual rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges, demand charges and taxes.  To the extent that any particular utility is not separately metered or submetered as provided above (e.g., water or sewer charges), Landlord shall, using its good-faith, reasonable judgment, allocate the expenses for such utility among the existing users of such utility based upon square footage, usage and/or otherwise in accordance with industry standards.  Tenant, at its expense, shall obtain all utility services for the Premises (other than a utility that is submetered or otherwise provided to the Premises by Landlord), including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges.  Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.  If, however, Tenant is prevented from using the Premises for more than 7 consecutive days because of the unavailability of any such service, Tenant promptly notifies Landlord of such unavailability, such unavailability was caused by Landlord or any of Landlord’s agents, contractors or invitees, and restoration of such service is within the reasonable control of Landlord, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 7-day period) that Tenant is so prevented from using the Premises.  Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if Tenant does not promptly notify Landlord of such unavailability or if such unavailability or discontinuance was not caused by Landlord and restoration of such service is not within the reasonable control of Landlord.

(b)           Licenses and Permits.  Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary for it to use the Premises in accordance with applicable Laws.  Upon Landlord’s request, Tenant shall promptly deliver to Landlord copies of all such licenses, certificates and permits.

(c)           Landlord’s Right to Perform Tenant’s Obligations.  If any Event of Default by Tenant related to its failure to perform any of its obligations under this Section 9 shall occur, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period provided herein, in addition to any other remedies provided herein, make such payments.  Any out-of-pocket sums expended by Landlord with respect to any of the foregoing, together with interest thereon at the Default Rate from the time of Landlord’s payment, shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable within 30 days after written request therefor.

                10.           Use; Compliance With Laws.

(a)           Use.  Tenant may use the Premises only for the Permitted Use, shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises.  The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents (unless Tenant agrees to pay for such increase), or for the storage of any Hazardous Materials (except as provided in Section 27 hereto).  Except for parking of cars and a limited number of trucks in the normal course conducting Tenant’s operations at the Premises, outside storage, including storage of trucks or other vehicles, is prohibited without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If, because of a Tenant Party’s acts or because Tenant vacates the

Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights.  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants (if any) or Landlord in its management of the Building.

(b)           Compliance With Laws.  Tenant shall not do or permit anything to be done in or about the Premises or the Building that will in any way violate or conflict with any Law now in force or hereinafter enacted.  Tenant, at its sole cost and expense, shall promptly comply with all present and future Laws (including any changes in interpretation thereof) relating to the use, condition, access to, and occupancy of the Premises and the Building, including Title III of the Americans With Disabilities Act of 1990 (“ADA”), any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such Laws, as amended from time to time.  Tenant shall promptly furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the Building or the violation of any Law.  Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall perform all work to the Premises and the Building, including structural work if applicable, required to effect such compliance with Laws (or, at Landlord’s election, Landlord may perform any such structural work at Tenant’s cost) as a result of or in any way relating to (i) Tenant’s use or occupancy of the Premises or the Building, (ii) Tenant’s application for any permit or governmental approval, (iii) any modifications, alterations or improvements made to, within or about the Premises or the Building by or on behalf of Tenant or any Tenant Party, and/or (iv) any new or change in Law or change in interpretation thereof; provided, however, that if the cost of any work or other modification, whether structural or otherwise, which results from any new or change in Law or change in interpretation thereof is considered a capital expenditure under GAAP and exceeds $50,000.00, then, subject to the penultimate sentence of Paragraph 4 of Exhibit G, such work or other modification shall constitute a Major Capital Expenditure under Paragraph 4 of Exhibit G and shall be paid for and performed as provided thereunder.

                11.           Assignment and Subletting.

(a)           Transfers.  Except as provided in Sections 11(h) or 11(i), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a) (6) being a “Transfer”).

(b)           Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that, in Landlord’s reasonable business judgment, the proposed transferee (1) is creditworthy, (2) does not have an unsavory reputation in the business community, (3) will use the Premises only for the Permitted Use, (4) is not a governmental entity, or subdivision or agency thereof, and (5) is not a person or entity with whom Landlord is then, or has within the prior six months been in active negotiations relating to the potential lease of space within ten miles of the Premises, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.  Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.  Notwithstanding any contrary provision of law, including California Civil Code Section 1995.310, Tenant shall have no right, and Tenant hereby waives and relinquishes any right, to cancel or terminate this Lease in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

(c)           Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord promptly upon request for its reasonable out-of-pocket attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d)           Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the applicable obligations of Tenant hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment, which improvements shall be subject to Section 8 hereof.

(e)           Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) except for Landlord’s obligations expressly set forth in this Lease, obligated to perform any other work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 11(e).  The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)            Cancellation.  Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting for all or substantially all of the remainder of the Term (provided that the space subject to such request, together with any space previously assigned or subleased,  constitutes at least sixty-six percent (66%) of the square feet of the Premises), cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective by delivering written notice of cancellation to Tenant (“Cancellation Notice”).  If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer.  Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, (i) if Tenant rescinds the proposed assignment or sublease by giving written notice to Landlord within three (3) business days after receipt of the Cancellation Notice, then such cancellation shall be void and this Lease shall continue in full force without any such assignment or sublease, and (ii) this Section 11(f) shall not apply to, and Landlord will have no right to cancel all or any portion of this Lease in connection with, a Permitted Transfer under Section 11(h) or a Transfer to a Strategic Partner under Section 11(i).

(g)           Additional Compensation

(1)           In General.  Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (A) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties specifically and only for market brokerage commissions, reasonable legal fees (not to exceed $5,000.00 in each case) and tenant improvement costs for work approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), including demising walls, etc. over (B) the Rent allocable to the portion of the Premises covered thereby.

(2)           Lease Months 1-24.  Notwithstanding Section 11(g)(1) above, during Lease Months 1 through 24 of the initial Term, with respect to all Transfers of portions of the Premises up to 40,000 square feet in the aggregate, Tenant shall pay to Landlord, immediately upon receipt thereof, twenty-five percent (25%) of the excess of (A) all compensation received by Tenant for such Transfers less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties specifically and only for market brokerage commissions, reasonable legal fees (not to exceed $5,000.00 in each case) and tenant improvement costs for work approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), including demising walls, etc. over (B) the Rent allocable to the portion of the Premises covered thereby; provided, that, (i) immediately upon the Transfer of any portion of the Premises up to 40,000 square feet in the aggregate, Tenant’s Proportionate Share shall be increased by an amount equal to the quotient of the square feet in such portion (as the numerator) and the total square feet in the Premises (as the denominator), and (ii) the Basic Rent for such portion shall be deemed to be zero dollars ($0.00).  For clarity, during Lease Months 1 through 24 of the initial Term, Section 11(g)(1) shall in any event apply to the portion of any such Transfers that are in excess of 40,000 square feet in the aggregate.

(h)           Permitted Transfers.  Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)           an Affiliate of Tenant;

(2)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities or other reorganization in which Tenant is not the surviving corporation, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation or other reorganization; and (B) such surviving or created entity (or an Affiliate thereof which provides an unconditional guaranty of Tenant’s obligations under this Lease in form and content approved in advance by Landlord in its commercially reasonable discretion) either (i) has substantial experience operating the same line of business as Tenant and has a total rent-adjusted debt to EBITDAR ratio of no more than four (4) or (ii) has a credit rating of not less than two notches below “investment grade” (i.e., a rating of at least “BB” by S&P and “Ba2” by Moody’s); or

(3)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, or a separate division or line of Tenant’s business conducted at the Premises, if such entity (or an Affiliate thereof which provides an unconditional guaranty of Tenant’s obligations under this Lease in form and content approved in advance by Landlord in its commercially reasonable discretion) either (i) has substantial experience operating the same line of business as Tenant and has a total rent-adjusted debt to EBITDAR ratio of no more than four (4) or (ii) has a credit rating of not less than two notches below “investment grade” (i.e., a rating of at least “BB” by S&P and “Ba2” by Moody’s).

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder; provided, however, that (a) if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder, and (b) if the Permitted Transfer is an assignment of Tenant’s entire interest under this Lease and the assignee (or an Affiliate thereof which provides an unconditional guaranty of Tenant’s obligations under this Lease in form and content approved in advance by Landlord in its commercially reasonable discretion) has an “investment grade” credit rating (i.e., a rating of at least “BBB-” by S&P and “Baa3” by Moody’s), then Tenant shall be released of its obligations hereunder to the extent, and only to the extent, such obligations are expressly assumed in writing by such assignee.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or Landlord’s interest therein.  Any excess compensation received by Tenant in connection with a Permitted Transfer to an Affiliate as described in Section 11(h)(1) above shall be shared by Landlord and Tenant as and to the extent set forth in Section 11(g) above; provided, however, that Tenant shall have no obligation to pay any excess compensation that may be received in connection with a Permitted Transfer as described in Section 11(h)(2) or 11(h)(3), except to the extent that such Permitted Transfer includes a direct increase in rent charged to the surviving, created or acquiring entity with respect to this Lease.  No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.

(i)            Strategic Partners.  Notwithstanding Section 11(a), Tenant may sublease part of the Premises, not to exceed twenty percent (20%) of the square feet in Premises in the aggregate, to one or more Strategic Partners of Tenant without the written consent of Landlord.  As used herein, a “Strategic Partner” shall mean any entity with whom Tenant is undertaking a joint venture or similar joint research and development, marketing, distribution, sales or development project at the Premises, provided that Tenant is undertaking such joint venture or similar project as a bona fide strategic endeavor in the interest of Tenant’s primary, non-real estate related, business operations and not as an attempt to circumvent the sublease restrictions set forth in this Section 11.  Tenant shall give Landlord prior written notice of any anticipated sublease to a Strategic Partner, together with documentation reasonably evidencing the qualification of the proposed subtenant as a Strategic Partner.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder.  Additionally, the Strategic Partner shall comply with all of the terms and conditions of this Lease applicable to the subleased portion of the Premises, including the Permitted Use, and the use of the subleased portion of the Premises by the Strategic Partner may not violate any other agreements affecting the Premises or Landlord’s interest therein.  Any excess compensation received by Tenant in connection with such sublease shall be shared by Landlord and Tenant as and to the extent set forth in Section 11(g) above.  No later than 30 days after the effective date of any sublease to a Strategic Partner, Tenant agrees to furnish Landlord with (A) copies of the sublease and (B) evidence of insurance as required under this Lease with respect to the Strategic Partner.

12.           Insurance; Waivers; Subrogation; Indemnity.

(a)           Insurance.  Landlord and Tenant shall maintain insurance policies in accordance with Exhibit H hereto.

(b)           No Subrogation.  Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each waives any claim it might have against the other, and their respective agents, employees and subtenants, for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, or leasehold improvements, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss.  Each party shall cause its insurance carrier to endorse all applicable property insurance policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(c)           Indemnity.  Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord (i) with respect to the violation of any Law or any provisions of this Lease by Tenant or any Tenant Party, (ii) with respect to the death, bodily injury, personal injury, or property damage occurring within the Premises or resulting from Tenant’s use or occupancy of the Premises, or

(iii) resulting from Tenant’s activities in or about the Premises, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent (A) caused by negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees and (B) not covered by the insurance that Tenant is required to carry under this Lease.  Subject to the foregoing sentence, Landlord shall defend, indemnify and hold harmless Tenant, its representatives, employees and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from the gross negligence or willful misconduct of Landlord or its employees, except to the extent caused by the negligence or willful misconduct of Tenant or a Tenant Party.  The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.  If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

13.           Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)           Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”); provided, however, that such subordination shall only be effective if the Landlord’s Mortgagee provides a commercially reasonable non-disturbance agreement providing that, so long as this Lease is in full force and effect and there exists no Event of Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by reason of foreclosure, exercise of the statutory power of sale, or receipt of a deed in lieu of foreclosure in the case of any such Mortgage.  Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination and non-disturbance, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement).

(b)           Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request; provided that such party recognizes Tenant’s rights under this Lease, except that such party shall not:  (a) be liable for any act or omission of the original landlord under this Lease, provided, however, that such party shall be obligated to cure all defaults or breaches of the Landlord that are of a continuing nature (e.g., repair and maintenance obligations); (b) be subject to any offsets or defenses which Tenant might have against the Landlord under this Lease (prior to such party becoming landlord under this Lease), except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, and (3) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event; (c) be bound by any Rent or Additional Rent that is not actually received by such party which Tenant might have paid to the original landlord under this Lease for more than the current month or more than one (1) month prior to the due date for the then current installment; (d) be liable for any deposits made or prepaid Rent paid by Tenant hereunder unless such deposits or payments have been transferred to such party; or (e) be bound by any amendment or modification of this Lease made without any required lessor’s or lender’s consent.

(c)           Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)           Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord), provided, however, that such party shall be obligated to cure all defaults or breaches of this Lease of any prior lessor that are of a continuing nature (e.g., repair and maintenance obligations); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord) that is not actually received by Landlord’s Mortgagee, and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any amendment or modification of this Lease that has the effect of (i) reducing the Rent owed by Tenant, (ii) shortening or lengthening the Term, (iii) adding to or increasing Tenant’s rights under this Lease, or (iv) materially increasing Landlord’s obligations under this Lease, in each case made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises, except for any liability or obligations hereunder that accrue during Landlord’s Mortgagee’s ownership of the Premises.  Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

14.           Rules and Regulations.  Tenant shall comply with the rules and regulations of the Premises which are attached hereto as Exhibit C.  Landlord may, from time to time, reasonably change such rules and regulations for the safety, care, or cleanliness of the Premises and related facilities, provided that such changes will not unreasonably interfere with Tenant’s use of the Premises, increase the Rent, or materially increase Tenant’s other obligations under this Lease, and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

15.           Condemnation.

(a)           Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)           Partial Taking — Tenant’s Rights.  If any part of the Premises becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)           Partial Taking — Landlord’s Rights.  If any material portion, but less than all, of the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).

(d)           Temporary Taking.  If all or any portion of the Premises becomes subject to a Taking for a period of time of one (1) year or less, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder.  If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense.  Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 15(d).

(e)           Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Premises, the Building, and other improvements taken; provided, however, that Tenant shall be entitled to pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property, alterations and fixtures which Tenant is entitled to remove under this Lease, moving and relocation costs, loss of business (including, without limitation, loss or goodwill), and other claims it may have (including claims for rent attributable to any portion of the Premises subject to a partial Taking without termination of the Lease).  The rights of Landlord and Tenant regarding any Taking shall be determined as provided in this Section, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a Taking.

(f)            Repair.  If this Lease is not terminated under this Section 15, Landlord shall, at its sole cost and expense and not as part of Operating Costs, proceed with reasonable diligence as and to the extent reasonably necessary to restore the remaining portion(s) of the Premises substantially to their former condition, as and to the extent feasible to constitute a complete and tenantable Premises; provided, however, that in no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.

16.           Fire or Other Casualty.

(a)           Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 75 days after such Casualty, deliver to Tenant a good faith, reasonable estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty, together with reasonable supporting documentation (including confirmation of such estimate from a duly qualified and licensed general contractor), and shall include in such notice an estimate of the date upon which Landlord reasonably expects to have completed the restoration (the “Anticipated Restoration Date”).

(b)           Tenant’s Rights.  If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 240 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant; provided, however, that if such damage occurs within twelve (12) months of the last day of the Term and the time estimated to substantially complete the repair exceeds fifty percent (50%) of the time then remaining in the Term (expressly excluding any extensions not then exercised), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant .

(c)           Landlord’s Rights.  If a Casualty damages a material portion of the Building and (1) Landlord estimates that the damage to the Building cannot be repaired within the Repair Period, (2) the damage to the Building exceeds 50% of the replacement cost thereof (excluding foundations and footings), as reasonably estimated by Landlord (and confirmed by a duly qualified and licensed general contractor or duly qualified appraiser), and such damage occurs during the last two years of the Term; provided, however, that Landlord may not terminate this Lease pursuant to this clause (2) if (i) Tenant has any remaining option to extend the Lease Term, and (ii) within thirty (30) days after the date Tenant receives from Landlord written notification terminating this Lease pursuant to the provisions of this clause (2), Tenant delivers to Landlord written notice exercising such extension option (“Tenant’s Termination Override”) at 100% of Fair Market Rent to be determined within 15 days after the later of receipt of Tenant’s Termination Override or the date that is twelve (12) months prior to the expiration of the 120th month of the initial Term or the expiration of the First Extension Period, as applicable (and for purposes of this Section 16(c), it is understood that Tenant may exercise such extension option earlier than the times set forth in Exhibit I), (3) adequate insurance proceeds (excluding the amount of any insurance deductibles then carried by Landlord) are not for any reason (other than Landlord’s failure to carry the insurance policies it is required to carry under this Lease), including a decision made by any Landlord’s Mortgagee, available to Landlord from Landlord’s insurance policies to cover the cost of the required repairs, and Tenant does not agree to fund such excess deficiency within fifteen (15) days after its receipt of a written termination notice from Landlord, or (4) the damage to the Building exceeds 66% of the replacement cost thereof (excluding foundations and footings) and Landlord makes a good faith determination that restoring the Building would be uneconomical and such damage occurs during the last five years of the Term, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)           Repair Obligation.  If neither party elects to exercise any right it may have to terminate this Lease, or neither party is entitled to terminate this Lease, following a Casualty, then Landlord shall, as soon as reasonably practicable after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or improvements made by Tenant within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense to the extent of the insurance proceeds actually received by Tenant for the Casualty in question, or the extent of the insurance proceeds Tenant would have received but for Landlord’s failure to carry the insurance policies it is required to carry under this Lease) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building. Except for the amount of any excess deficiency Tenant agrees to fund pursuant to Section 16(c)(3) above, Landlord’s repair and restoration obligations under this Section 16(d) shall be performed at Landlord’s sole cost and shall not be part of Operating Expenses, provided that Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (or the extent of the insurance proceeds Landlord would have actually received but for Landlord’s failure to carry the insurance policies it is required to carry under this Lease), plus the amount of any excess deficiency Tenant agrees to fund.  If this Lease is terminated under the provisions of this Section 16, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations and improvements in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).  If Landlord shall have failed to complete the restoration by a date that is thirty (30) days following the Anticipated Restoration Date, and such failure was not caused in whole or in part by any Tenant Party or events beyond Landlord’s reasonable control, then Tenant may terminate this Lease by delivering written notice to Landlord of its intention to terminate within sixty (60) days after the Anticipated Restoration Date; provided, however, that such termination shall be automatically rescinded, and this Lease shall continue in full force and effect, if Landlord substantially completes the restoration within sixty (60) days after receipt of Tenant’s notice of intention to terminate.

(e)           Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), except that Tenant shall continue to pay Rent without abatement if such damage results from the gross negligence or willful misconduct of Tenant or a Tenant Party.

(f)            Exclusive Remedy.  This Section 16 shall provide Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2), 1933(4), 1941 and 1942.  No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building, except for the abatement of rent provided in Section 16(e) above.

17.           Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Premises or interest of Landlord therein or impose any fee or penalty against Landlord (unless Tenant agrees to pay for such fee or penalty).

18.           Events of Default.  Each of the following occurrences shall be an “Event of Default”:

(a)           Payment Default.  Tenant’s failure to pay Rent within three (3) business days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)           Abandonment.  Tenant abandons the Premises while it is in default in the payment of Rent;

(c)           Estoppel.  Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(d) and such failure shall continue for five business days after Landlord’s second written notice thereof to Tenant;

(d)           Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Exhibit H and such failure shall continue for three (3) business days after Landlord has delivered written notice thereof to Tenant; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to procure, maintain and deliver to Landlord evidence of such insurance policies and coverages and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to do so on one or more occasions;

(e)           Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d) and such failure shall continue for ten (10) days after Landlord has delivered written notice thereof to Tenant;

(f)            Other Defaults.  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; provided, however, that if the nature of Tenant’s failure to perform reasonably requires more than 30 days to cure, then Tenant shall not be deemed in default if Tenant commences to cure such failure within such 30-day period, and thereafter diligently prosecutes such cure to completion; and

(g)           Insolvency.  The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 18(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

19.           Remedies.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)           Continuance of Lease in Effect.  Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)           Termination of Lease.  Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Basic Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(1)           Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(2)           Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3)           Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portion thereof for the account at Tenant.

(c)           Election to Terminate or Continue.  In the event Tenant breaches this Lease and abandons the Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the rights and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”).

(d)           Rights and Remedies Upon Termination.  In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

(1)           The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

(2)           Any other reasonable amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the Term, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying and maintaining the Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Premises, establishing damages hereunder, and releasing the Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

(e)           Landlord’s Default and Tenant’s Remedies.  Landlord shall not be in default of any of its obligations under this Lease unless Landlord fails to perform any covenant, condition, or agreement contained in this Lease and fails to cure the nonperformance within a reasonable time, but not later than thirty (30) days after receiving written notice of the failure from Tenant; provided, however, that if the nature of Landlord’s failure to perform reasonably requires more than thirty (30) days to cure, then Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter diligently prosecutes such cure to completion.  If Landlord is in default pursuant to this Section 19(e) and (i) such default materially and adversely impairs Tenant’s ability to use the Premises or any material portion thereof for the operation of its business pursuant to the terms of this Lease or (ii) poses a material and imminent risk to the health or safety of persons, then, and only then, as Tenant’s sole remedy at law and/or in equity, Tenant may perform such obligations subject to the following terms and conditions:

(1)           Tenant shall deliver to Landlord a written notice (“Self-Help Notice”) of Tenant’s intention to perform such obligations, which Self-Help Notice shall indicate in all capital bold-faced letters Tenant’s intention to exercise its self-help rights and to perform such obligations which are otherwise Landlord’s responsibility hereunder.  If Landlord fails to commence to cure its failure to perform within ten (10) business days after receipt of the Self-Help Notice, Tenant may take whatever action is reasonably necessary to perform such obligations;

(2)           All work performed by Tenant or its agents in accordance with this Section 19(e) must be performed at a reasonable and competitive cost and rate and so as to minimize interference with the rights of other occupants of the Building (if applicable); and

(3)           Landlord shall reimburse Tenant for the reasonable costs of such performance incurred in accordance with the terms of this Section 19(e) within thirty (30) days after Tenant’s submission to Landlord of receipted invoices therefor (accompanied by reasonable supporting documentation), but only to the extent the costs would have been paid by Landlord without reimbursement under this Lease (it being understood that costs which would have been reimbursed to Landlord by Tenant as an Operating Cost shall not be repaid to Tenant under this Section 19(e)).  If Landlord fails to reimburse Tenant within such thirty (30) day period, the Landlord shall also pay interest at the Default Rate on any undisputed portion of such amount; provided, however, that Tenant shall have no set off, abatement, withholding or similar rights with respect thereto.

20.           Non-Waiver; Cumulative Remedies.

(a)           No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default (it being understood, however, that if the Event of Default is for the non-payment of Rent and Tenant thereafter pays, and Landlord accepts, all Rent necessary to cure that Event of Default and all other Rent then due, Landlord shall have no further rights regarding that particular Event of Default).  No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive either party’s rights regarding any future violation of such term by the other party.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(b)           Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.  Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

21.           Intentionally Omitted.

22.           Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord all keys to the Premises, together with manuals and warranties running to Landlord’s benefit for improvements, alterations or other items installed by Tenant, and shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term (other than by Landlord, its employees, contracts or agents) and broom-clean, condemnation and Casualty damage (as to which Sections 15 and 16 shall control) and reasonable wear and tear excepted.  As used herein, “reasonable wear and tear” shall not include any damage or deterioration that would have been prevented by Tenant’s employment of ordinary prudence, care and diligence in the occupancy and use of the Premises and the performance of all of its obligations under this Lease; without limiting the generality of the foregoing, reasonable wear and tear shall not include (i) excessively soiled, stained, worn or marked surfaces, floors or finishes, (ii) damage, including holes in building surfaces (e.g., cabinets, doors, walls, ceilings and floors) caused by the installation or removal of Tenant’s trade fixtures, furnishings, decorations, equipment, alterations, utility installations, security systems, communications systems (including cabling, wiring and conduits), displays and signs, (iii) damage to any component, fixture, hardware, system or component part thereof within the Premises, or (iv) the condition of any portion of the Premises that would not be reasonably acceptable for immediate use by a subsequent tenant for comparable purposes.  Tenant shall remove all trade fixtures (and appurtenances thereto), furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  In addition, at Landlord’s option, but subject to the provisions of Section 8(a) above, Tenant shall remove the following to the extent required by Landlord:  (1) alterations, additions and improvements made to the Premises by Tenant; (2) trade fixtures (and appurtenances thereto), furniture, and personal property placed in the Premises by Tenant and paid for by Landlord; and (3) all wiring, conduits and cabling placed in the Premises by Tenant and/or any communications or data cabling and conduit used by Tenant (collectively, “Cabling”) in accordance with applicable Laws (provided, that, at Landlord’s sole option, Tenant shall instead leave all Cabling in good operating condition and repair, properly terminated and identified for future use in accordance with applicable laws).  Tenant shall repair all damage caused by such removal.  Landlord agrees that if Tenant requests in writing not later than one hundred twenty (120) days and not earlier than earlier than three hundred sixty (360) days before the expiration of the Term as to whether or not Landlord will require removal of the applicable alterations, additions, improvements, trade fixtures, personal property, equipment, furniture and/or Cabling as provided in the preceding sentences, Landlord shall notify Tenant in writing of such determination no later than ninety (90) days following receipt of Tenant’s written request for same.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 22 shall survive the end of the Term.

23.           Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, Basic Rent equal to the following:  (a) for the first two (2) holdover months, 125% of the Rent payable during the last month of the Term; and (b) thereafter, the greater of (i) 150% of the Rent payable during the last month of the Term, or (ii) 100% of the prevailing rental rate for comparable buildings in the vicinity of the Premises.  Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

24.           Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy or use of the Premises or Tenant’s parking rights, Landlord shall have the following rights:

(a)           Building Operations.  To make inspections, repairs, alterations, or improvements, whether structural or otherwise, in and about the Premises, or any part thereof in accordance with the terms of this Lease; to enter upon the Premises (after giving Tenant no less than 24 hours prior notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required), and otherwise subject to Tenant’s reasonable security requirements, and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the name of the Building;

(b)           Security.  To take such reasonable measures as Landlord reasonably deems advisable for the security of the Building and its occupants;

(c)           Prospective Purchasers and Lenders.  To market the Premises for sale, including entering the Premises at all reasonable hours, upon no less than 24 hours prior notice and otherwise subject to Tenant’s reasonable security requirements, to show the Premises to prospective purchasers or lenders, but Landlord shall not place any “for sale” or other marketing signs on or about the Premises except during the last 9 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default; and

(d)           Prospective Tenants.  At any time during the last 9 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to market the Premises for lease, including placing signs and/or about the Premises and entering the Premises at all reasonable hours, upon no less than 24 hours prior notice and otherwise subject to Tenant’s reasonable security requirements,  to show the Premises to prospective tenants.

25.           Intentionally Omitted.

26.           Miscellaneous.

(a)           Landlord Transfer.  Landlord may transfer the Premises and its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any obligations hereunder to the extent such obligations accrue after the date of transfer (it being understood that Landlord shall remain fully liable for all obligations under this Lease to the extent such obligations have accrued prior to the date of such transfer, as well as the return of Tenant’s Security Deposit, unless Landlord has paid such Security Deposit to the assignee), and the assignee shall be liable for Landlord’s obligations hereunder to the extent such obligations accrue from and after the transfer date.

(b)           Landlord’s Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the equity interest of Landlord in the Premises (and any sales, assignment, insurance or condemnation proceeds received therefrom by Landlord), and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c)           Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Don Reimann and Gregg von Thaden of Colliers International (“Landlord’s Broker”) and Michael R. McMillan, Rick Kaplan, John Tran and Roger Gage of Cushman and Wakefield of California (“Tenant’s Broker”).  Landlord’s Broker’s commission shall be paid by Landlord pursuant to a separate written agreement.  Tenant’s Broker’s commission shall be paid from and out of the commission paid to Landlord’s Broker,  one-half within thirty (30) days after Lease execution and one-half within thirty (30) days after the Commencement Date, and shall be an amount equal to Seven Hundred Fifty-Two Thousand Six Hundred Twenty-Eight and 00/100 Dollars ($752,628.00).   Except as expressly provided in this Section 26(c), Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.  In no event shall any broker, including Landlord’s Broker and Tenant’s Broker, be considered a third party beneficiary of this Lease or any provision hereof.

(d)           Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten business days after Landlord has made a request therefor, an industry standard, commercially reasonable estoppel certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord, Landlord’s Mortgagee and/or a prospective purchaser or mortgagee may reasonably request for leases of similar size premises, including the matters listed below in this Section 26(d).  If Tenant does not deliver to Landlord the certificate signed by Tenant within such time period and such failure shall continue for five business days after Landlord has sent a second written request therefor to Tenant, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect, (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance, (4) there are presently no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges, and (5) Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(e)           Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder.  All notices shall be effective upon delivery to the address of the addressee; provided, however, that if such delivery occurs on a weekend or holiday officially recognized in the City of Milpitas, then such notice shall not be deemed effective until the next business day.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(f)            Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby, and the remainder of this Lease shall remain in full force and effect.

(g)           Amendments; Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by the other party in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(h)           Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(i)            No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(j)            No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(k)           Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(l)            Waiver of Jury Trial.  TO THE MAXIMUM EXTENT NOW OR HEREAFTER PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(m)          Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(n)           Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.  Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(o)           Water or Mold Notification.  To the extent either Tenant or Landlord discovers or is notified of any water leakage, water damage or any mold in or about the Premises that may be a danger to human health or safety, such party shall promptly notify the other party thereof in writing.

(p)           Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises, and all unperformed monetary obligations of Landlord hereunder not fully performed at the end of the Term shall survive the end of the Term.

(q)           Financial Reports.  Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.  If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports; provided, however, that, so long as such reports are readily available to Landlord in electronic form without payment of a fee, Tenant shall have no obligation to deliver copies thereof to Landlord.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s agents and advisers, (2) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (3) in litigation between Landlord and Tenant, and/or (4) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r)            Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder (including any supervision or coordination of Tenant’s work under Section 8 and/or Exhibit D) or give any consent required or permitted under this Lease (including any consent required under Section 8 and/or Exhibit D), Tenant will reimburse Landlord for Landlord’s actual and reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs along with reasonable supporting backup documentation.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)           Telecommunications.  Subject to Landlord’s prior approval as and to the extent required under Section 8 above, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have the right of access to and within the Premises, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location.  All providers of Telecommunications Services shall be required to comply with the terms and conditions of this Lease (including Section 8 above), the rules and regulations of the Building and applicable Laws.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t)            Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided, however, that it is understood and agreed that Tenant may disclose such terms and conditions (i) to the extent required by applicable Laws or court order, or (ii) to the employees, lenders, investors, consultants, accountants and attorneys of Tenant, provided that such persons agree to treat such terms and conditions confidentially.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.  Notwithstanding the foregoing, Landlord acknowledges that Tenant is a publicly regulated entity and, as such, may be required to disclose the terms and conditions of this Lease in government-mandated public filings, but Tenant shall thereafter use reasonable efforts to minimize disclosure of the terms of this Lease by Tenant or any Tenant Party, except (a) to the extent required to comply with applicable Laws or court order, or (b) to the employees, lenders, investors, consultants, accountants and attorneys of Tenant, provided that such persons agree to treat such terms and conditions confidentially.

(u)           Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.  Tenant shall, on or before execution of this Lease, deliver to Landlord reasonably acceptable documentation evidencing Tenant’s authorization of this Lease and execution of this Lease by the person(s) signing on Tenant’s behalf.  Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v)           Security Service.  Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building, Landlord is not providing any security services with respect to the Premises or Tenant’s Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant’s Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant’s Off-Premises Equipment.

(w)          Intentionally Omitted.

(x)            Prohibited Persons and Transactions.  Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(y)           List of Exhibits.  All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A  —  Outline of Premises

Exhibit B  —  Legal Description

Exhibit C  —  Rules and Regulations

Exhibit D  —  Tenant Finish-Work

Exhibit E  —  Intentionally Omitted

Exhibit F  —  Intentionally Omitted

Exhibit G  —  Operating Costs and Taxes

Exhibit H  —  Insurance

Exhibit I   —  Options to Extend

Exhibit J   —  Permitted Hazardous Materials

(z)            Attorneys Fees.  If there is any legal action or proceeding between Landlord and Tenant arising from or based on this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith.  If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and disbursements shall be included in and as a part of such judgment.

27.           Environmental Requirements.

(a)           Prohibition against Hazardous Materials.  Except for Hazardous Materials (i) contained in products used by Tenant in reasonable quantities for ordinary cleaning and office purposes and/or (ii) listed in Exhibit J hereto and used during the conduct of the Permitted Use in no materially greater quantities than the quantities set forth in Exhibit J, Tenant shall not permit or cause any party to transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials in, on, under, about or from the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises.  Each party shall promptly deliver to the other party a copy of any notice of violation it receives relating to the Premises of any Environmental Requirement.

(b)           Environmental Requirements.  The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment including the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit C of this Lease.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant  that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).  For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)           Removal of Hazardous Materials.  Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party in, on, under, about or from the Premises, in a manner and to a level satisfactory to Landlord in its commercially reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises.  Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates.  If Tenant fails to perform such work within the time period before Tenant’s right to possession terminates, Landlord may at its discretion, but subject to applicable Laws and Environmental Requirements, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost.  Tenant shall pay all costs incurred by Landlord in performing such work, together with interest thereon at the Default Rate from the time of Landlord’s payment, within ten business days after Landlord’s request therefor.  Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements.  Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  If the removal work required of Tenant hereunder is not completed by the scheduled expiration of the Term, then, at Landlord’s option, either: (i) the Term shall be extended, and Tenant shall remain obligated to comply with all terms and conditions this Lease, until such work is completed; or (ii) Landlord and Tenant shall enter into a license or similar agreement setting forth the terms and conditions upon which Tenant shall have access to the Premises (or the applicable portion thereof) in order to complete such work.

(d)           Tenant’s Indemnity.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought onto the Premises or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials  or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Section 27 shall survive any expiration or termination of this Lease.  For clarity, and notwithstanding anything to the contrary contained in this Lease, except to the extent caused or exacerbated by a Tenant Party, Tenant shall not be responsible for (as part of Operating Costs or otherwise) or required to indemnify, defend or hold harmless Landlord from or against any losses, claims, demands, actions, suits, damages, expenses, or costs, arising out of or in ay way related to any Hazardous Materials which (i) existed in, on, under or about the Premises prior to the Effective Date, (ii) were released by Landlord, its agents, employees, invitees or contractors, or (iii) migrate onto the Premises from an off-site source. Tenant shall promptly, diligently and in good faith notify Landlord of any such migration of any Hazardous Materials onto the Premises from an off-site source of which Tenant or any of its employees becomes aware.

(e)           Inspections and Tests.  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises.  Access to the Premises shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against

Tenant.  Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials in violation of Environmental Requirements in, on, under, about or from the Premises.  Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.  Except as indicated in the Phase I Report environmental report prepared by prepared by Flour Daniel GTI dated July 15, 1998, revised September 2, 1998, which has been provided to Tenant or as otherwise disclosed to Tenant in writing on or before the Effective Date, to Landlord’s knowledge, as of the Effective Date, (i) no Hazardous Materials are present in, on or under the Premises or the soil, surface water or groundwater thereof in violation of any applicable Environmental Requirements, (ii) no underground storage tanks are present on the Premises, and (iii) no action, proceeding or claim is pending or threatened regarding the Premises concerning any Hazardous Materials pursuant to any Environmental Requirements.  As used herein, “to Landlord’s knowledge” mean the actual present and conscious awareness or knowledge of Erich Stiger, Katie Padden Morris and/or Cassandra Permenter, without any duty of inquiry or investigation; provided that so qualifying Landlord’s knowledge shall in no event give rise to any personal liability on the part of such named individuals, or any of them, or any other officer or employee of Landlord, on account of any breach of the foregoing representation.  Said terms do not include constructive knowledge, imputed knowledge, or knowledge Landlord or such individuals do not have but could have obtained through further investigation or inquiry.

(f)            Tenant’s Financial Assurance in the Event of a Breach.  In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 27 that is not cured within 30 days following notice of such breach by Landlord, require Tenant to provide reasonable financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord.  The requirements of this Section 27 are in addition to and not in lieu of any other provision in this Lease.

28.           Parking.  Tenant shall have the exclusive right to use all parking spaces located at the Premises. Parking spaces will be available to Tenant without charge during the Term.  Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties and Tenant may designate reserved parking stalls as it requires.

This Lease is executed as of the Effective Date.

LANDLORD:	TRINET MILPITAS ASSOCIATES, LLC, a Delaware limited liability company

	By:	TriNet Realty Investors II, Inc., a Maryland corporation

		By:	/s/ ERICH STIGER
Name: Erich Stiger
Title: Senior Vice President

TENANT:	ADVANCED MEDICAL OPTICS, INC., a Delaware corporation

	By:	/s/ JAMES V. MAZZO
Name: Jim Mazzo
Title: Chairman, President and CEO